Exhibit 10.1

FEDERAL ENERGY REGULATORY COMMISSION
Office of Enforcement
Washington, D.C. 20426

February 12, 2015

VIA EMAIL & U.S. MAIL

Steven A. Weiler, Esq.

Stinson Leonard Street, LLP 1775 Pennsylvania Avenue NW

Suite 800

Washington, DC 20006

Re:	MISO Cinergy Hub Transactions (Twin Cities Power – Canada, Ltd., Twin Cities Energy, LLC, Twin Cities Power, LLC) Docket No. IN12-2-000

Dear Mr. Weiler:

I write regarding the interest calculation and payment schedule outlined in the settlement agreement (Agreement) in the above referenced matter. As you are aware, paragraph 29 of the Agreement calls for Twin Cities to pay disgorgement in the amount of $978,186, plus interest calculated pursuant to 18 C.F.R. § 35.19a(a)(2)), to the Midcontinent Independent System Operator, Inc. (MISO).

Pursuant to 18 C.F.R. § 35.19a(a)(2)), staff calculates that the interest payable to MISO is $128,827.05, bringing the total disgorgement amount to $1,107,013.05. In combination with the civil penalty of $2,500,000 delineated in paragraph 30 of the Agreement, the total amount payable by Twin Cities is $3,607,013.05.

Staff understands that, consistent with paragraph 37 of the Agreement, the first $500,000 was timely paid to MISO, leaving $3,107,013.05 outstanding. In accordance with paragraph 37 of the Agreement, this amount is payable in equal quarterly installments over the next four years, starting with a payment in the second quarter of 2015 and ending in the second quarter of 2019. Using these parameters as prescribed by the Agreement, staff calculates that the quarterly payments are to be in the amount of $194,188.32.

Paragraph 37 of the Agreement further calls for MISO to be paid disgorgement until the disgorgement is satisfied, with subsequent amounts to be paid as a penalty to the United States Treasury. Staff calculates that this transition will occur in the first quarter of 2016. In that quarter, Twin Cities will pay $24,448.09 to MISO and $169,740.23 to the United States Treasury, with all payments thereafter going entirely to the United States Treasury.

If you should have any questions regarding these calculations or any other issue relating to this matter, please do not hesitate to contact me.

Very truly yours,

/s/ W. Blair Hopkin

W. Blair Hopkin

Federal Energy Regulatory Commission

Office of Enforcement

Division of Investigations

888 First Street, NE

Washington, D.C. 20426

Tel: (202) 502-6603

Email: Blair.Hopkin@ferc.gov

cc: Janette Richardson